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                                                                   EXHIBIT 10.3

                            AMENDMENT NO. 1 TO LEASE

      THIS AMENDMENT NO.1 TO LEASE ("Amendment No. 1") is made as of December 29, 2004 by and between KILROY REALTY, L.P., a Delaware Limited Partnership ("Landlord"), and ENCORE SOFTWARE, INC., a Minnesota corporation ("Tenant"), with reference to the following facts and objectives:

                                R E C I T A L S:

      A. Landlord, acting in the capacity of and therein referred to as Landlord, entered into a Lease dated October 8, 2004, with Tenant, acting in the capacity of and therein referred to as Tenant (the "Lease") for Suite 700 (the "Premises") consisting of approximately 13,216 rentable (12,294 usable) square feet, located in an eight-story building, the street address of which is 999 N. Sepulveda Boulevard, El Segundo, California, 90245 (the "Building"). The Building is part of that certain office project described in Section 1.1.2 of the Lease, and includes: (i) the Building and the "Common Areas," as that term is defined in Section 1.1.3 of the Lease, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the parking structure located at 955 North Sepulveda Boulevard, (iv) the building located adjacent to Building at 909 North Sepulveda Boulevard, and (v) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project. The Lease and this Amendment No. 1 are hereinafter collectively referred to as the "Lease."

      B. Tenant desires to install and maintain Telecommunications Equipment, as that term is defined in the Lease, on the rooftop of the Building, and Pursuant to Section 29.49 of the Lease Landlord and Tenant have agreed to execute this Amendment No. 1 to permit Tenant to install the Telecommunications Equipment.

      C. Landlord and Tenant desire to acknowledge the foregoing and to amend the Lease as hereinafter provided.

      NOW, THEREFORE, Landlord and Tenant agree as follows:

      1.    EQUIPMENT

      Landlord hereby grants to Tenant a non-exclusive right to, at its sole cost and expense, install, operate, maintain, repair and replace one (1) telecommunications satellite dish, of size, weight and dimension more particularly described in Exhibit "A" attached hereto (referred to herein as the "Equipment"), on the roof-top of the Building, in the location designated by crosshatching on Exhibit "B" (the "Equipment Space"). Landlord shall give Tenant reasonable access to vertical and horizontal shafts, if necessary, to enable Tenant to adequately maintain its Equipment. Nothing contained herein shall be construed as granting to Tenant any property or ownership rights in the Building or to create a partnership or joint venture between Landlord and Tenant.

      2.    USE.

            2.1   Use.
            Tenant shall use the Equipment for data communications purposes.

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            2.2   Prohibited Uses

            Tenant shall not store or do or permit anything to be stored or done in or about the Equipment Space which will in any way conflict with any law, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which will obstruct or interfere with the rights of other tenants of the Building or the Project or injure or annoy them, or allow the Equipment Space to be used for any unlawful or objectionable purpose, nor shall Tenant store, cause, maintain or permit any nuisance in, on or about the Equipment Space. Tenant shall not commit or suffer to be committed any waste in or upon the Equipment Space. Tenant shall at its sole cost and expense promptly comply with all statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with all laws, statues, ordinances and governmental rules and the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or items stores in the Equipment Space.

            2.3   Landlord Not Liable For Personal Property

            Tenant recognizes that Landlord does not have insurance coverage for any personal property belonging to Tenant, its employees, agents, or invitees that may be kept in the Equipment Space. Tenant shall provide whatever insurance coverage Tenant deems necessary and Tenant accepts complete liability and all risk of loss which may arise from damage to or loss of the property kept by Tenant within the Equipment Space due to the Function, fire, acts of God, theft, vandalism, or any other cause not occurring as a result of the willful malfeasance or gross negligence of Landlord. Tenant waives any and all rights of subrogation against Landlord with respect to any insurance that Tenant may obtain with respect to any property to be kept by Tenant within the Equipment Space.

            2.4   Effect of Use on Insurance

            Tenant shall not do, omit to do, or permit to be done any act or thing upon the Equipment Space which will invalidate or be in conflict with any fire insurance policy covering part or all of the Equipment Space or which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any such act or thing or omission. Tenant shall not store flammable or explosive liquids or materials, nor do or permit anything to be done in or about the Equipment Space nor bring or keep anything therein which shall be unlawful or which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or the Project or any part thereof, nor shall Tenant sell or permit to be stored, kept, used or sold in or about said Equipment Space any articles which may be prohibited by a standard form policy of insurance. Without limitation upon Landlord's remedies for Tenant's breach of this covenant, Tenant shall promptly upon demand reimburse Landlord for any additional premium charged under any such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 2.

      3.    ELECTRIC UTILITIES.

      Tenant shall pay the costs associated with installation of a separate electrical panel and meter, if necessary, at time of installation for the Equipment and shall be responsible for the electrical and any HVAC costs attributable to the Equipment.

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      4.    CONSTRUCTION.

            4.1 Prior to the commencement of any work, Tenant shall, at its cost and expense, prepare and deliver to Landlord working drawings, plans and specifications (the "Plans"), detailing the location and size of the Equipment specifically describing the proposed construction and work. No work shall commence until Landlord has approved the Plans, which approval will not be unreasonably withheld or unduly delayed. Tenant agrees to:

                  4.1.1 Perform such construction in a safe manner consistent with generally accepted construction standards;

                  4.1.2 Perform such construction and work in such a way as to reasonably minimize interference with the operation of the Building and Landlord's tenants and other Tenants; and

                  4.1.3 Obtain, prior to the commencement of any construction and work, necessary federal, state and municipal permits, licenses and approvals.

            4.2 In connection with the installation or construction of the Equipment by or for Tenant, all roof, floor and wall penetrations must be sealed. Tenant acknowledges that Landlord's review of Tenant's plans for the installation of the Equipment: (a) shall only be for general conformance to Landlord's established criteria, and (b) shall not include analysis of the structural integrity of existing or new improvements nor of the adequacy of any material or systems proposed by Tenant with respect to the Equipment. Tenant further acknowledges that Tenant is and shall be responsible for any damage to the roof of the Building that may occur as a result of the acts of Tenant or its employees, agents or contractors during the installation or subsequent removal of the Equipment, and Tenant agrees to repair any such damage to the reasonable satisfaction of Landlord. In the event that at any penetrations of the roof shall be required, Tenant shall be required to utilize the Equipment, and Tenant agrees to repair any such damage to the reasonable satisfaction of Landlord. In the event that any penetrations of the roof shall be required, Tenant shall be required to utilize the services of Landlord's roofing contractor in connection with such installation. Tenant shall promptly reimburse Landlord for all reasonable contractor in connection with such installation. Tenant shall promptly reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with the installation, use or removal of the Equipment.

      5.    TENANT'S COVENANTS.

      Tenant hereby covenants and agrees (i) to keep the Equipment in good order, repair and condition throughout the Term (as hereinafter defined) and promptly and adequately repair all damage to the Building caused by Tenant, other than ordinary wear and tear; (ii) to comply with federal, state and municipal laws, orders, rules and regulations applicable to the Equipment; and
(iii) except as contemplated by Paragraph 4.1.2 hereof, not to disrupt, adversely affect or interfere with other providers of services in the Building or with any occupant's use and enjoyment of his licensed premises or the common areas of the Building.

      6.    EQUIPMENT; REMOVAL UPON TERMINATION.

      The Equipment, and any other personal property in the Building belonging to Tenant, shall be there at the sole risk of Tenant and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof, except in the event of Landlord's gross negligence or willful misconduct. Upon the expiration or earlier termination of the Lease or Tenant's voluntary surrender of the Equipment Space for any reason, Tenant will, upon notice by the Landlord, at Tenant's sole cost and expense, remove the Equipment and Tenant's personal property from the Equipment Space and Building, as applicable, and repair all damage caused by such removal, excepting normal wear

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and tear. Any property not so removed within sixty (60) days after the expiration or earlier termination of the Lease shall be deemed the property of Landlord.

      7.    EQUIPMENT RELOCATION

      Tenant warrants that its Equipment will not cause measurable interference with the radio signals of any transmitting or receiving equipment presently installed at the Building as of the date of execution of this Amendment No. 1. Tenant shall make commercially reasonable efforts to operate its Equipment in a manner that shall not interfere with other roof mounted telecommunication equipment installed on the roof of the Building subsequent to the execution of this Amendment No. 1. Landlord shall not be liable to Tenant for any interference with the operation of the Equipment caused by another tenant, Tenant, occupant or any other party in or on the Building. Tenant's sole remedy in the event of interference with the operation of Tenant's Equipment shall be against the party causing such interference, with which Landlord shall be neither concerned nor liable. In the event the Equipment must be relocated to resolve any interference issue, Landlord shall provide Tenant thirty (30) days to relocate the Equipment and reasonably work with Tenant to avoid disruption of Tenant's telecommunications services to the tenants of the Building during any relocation. Furthermore, Landlord shall reasonably work in good faith with Tenant to find acceptable new locations for the Equipment.

      8.    CONDITION OF EQUIPMENT SPACE AND BUILDING.

      Landlord makes no warranty or representation that the Equipment Space or the Building is suitable for the use described in Paragraph 2 of this Amendment No. 1, it being assumed that Tenant has satisfied itself thereof. Tenant has inspected the Equipment Space and the Building, accepts the same "as is" and agrees that Landlord is under no obligation to perform any work or provide any materials to prepare the Equipment Space or the Building for Tenant.

      9.    ROOFTOP ACCESS

      Landlord shall provide Tenant access to the rooftop of the Building upon Landlord's receipt of advance notice, in writing, at least one business day prior to the intended roof entry, if reasonably possible, otherwise by telephone or direct personal notice to the Building Manager of the Building at least four
(4) hours prior to the intended roof entry. A representative of Landlord may accompany Tenant or Tenant's contractor or supplier during any such roof access. The requirements for advance notice and the presence of a representative of Landlord shall not be required in the event of any emergency requiring immediate action. Tenant shall be solely responsible for the actions of employees and agents of Tenant or its contractors and suppliers at any and all times that employees or agents of Tenant or any such contractors or suppliers are entering upon, exiting from or are upon any portion of the Building, and Tenant shall ensure that any such employees and agents of Tenant or any contractor or supplier shall comply with Landlord's reasonable and insurance company imposed requirements for the Building. If due to an emergency Tenant requires access to the roof of the Building, and Tenant does not advise Landlord in advance of such intended entry, Tenant shall notify Landlord on the business day immediately following the day that Tenant has so gone upon the roof of the Building so that Landlord may verify the re-locking of doors and compliance with security and safety requirements.

      10.   INDEMNIFICATION.

      Tenant shall indemnify, protect, defend and hold Landlord, its principals, officers, directors, agents, employees and servants harmless (i) from and against all losses, damages, claims, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Landlord arising out of (A) a breach by Tenant of any of its obligations hereunder, or (b) any act or omission of Tenant or its agents, servants, employees, contractors or representatives, including, but not limited to, damages, losses or injuries from Tenant's exercise of any rights or obligations hereunder, including, without

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limitation, (i) the construction operation, maintenance and repair of the
Equipment or any Word and, (ii) for the satisfaction and payment of any liens against Landlord or the Building as a result of the Work performed. The provisions of this Paragraph 10 shall survive the expiration or earlier termination of this Agreement.

      11.   INSURANCE

      Tenant's insurance required to be maintained pursuant to Section 10.3 of the Lease shall include the Equipment Space, and Tenant's Equipment or other personal property thereon. Upon Landlord's request Tenant shall provide a current Certificate of Insurance so indicating such expanded coverage.

      12.   LIENS

      Tenant shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Tenant in connection with the installation, operation, maintenance or removal of the Equipment or Equipment Space. Tenant shall also indemnify, hold harmless and defend Landlord against any such liens, including the reasonable fees of Landlord's attorneys. Such liens shall be discharged by Tenant within thirty (30) days after notice of filing thereof by bonding, payment or otherwise, provided that Tenant may contest, in good faith and by appropriate proceedings any such liens.

      13. PERFORMANCE OF WORK. Tenant may contract or subcontract any portion of work within the Building contemplated by this Amendment No. 1 to any person or entity competent to perform such work. In no event shall such subcontract relieve Tenant of any of its obligations hereunder

      14.   EVENTS OF DEFAULT. In addition to any event of Default defined in
Section 19.1 of the Lease each of the following occurrences shall constitute a Default under the Lease:

            14.1 Breach by either party of any material non-monetary provision of this Amendment No. 1;

            14.2 If Tenant abandons or deserts the Equipment during the Term of the Lease; and/or

            14.3 Interference caused to pre-existing telecommunications facilities by the installation, operation, maintenance, replacement or repair of Tenant's Equipment.

Upon occurrence of an Event of Default the non-defaulting party shall give written notice to the defaulting party, setting forth the nature of the Event of Default. The defaulting party shall have thirty (30) days to cure such Event of Default. If the defaulting party shall have failed to cure the Default within the applicable cure period, the non-defaulting party may elect to terminate the rights conferred on Tenant hereunder, whereupon Tenant shall forthwith remove its Equipment from the Equipment Space, and elsewhere in the Building if related to the Equipment, in a neat and orderly manner and as of the date of such removal neither party shall have any claim against the other in connection with Tenant's use of the Equipment and/or Equipment Space, except for claims that may have arisen prior to such termination, and the provisions of this Amendment No. 1 shall be deemed terminated and of no force and effect. In no event shall either party be liable for any special, incidental, consequential or punitive damages of the other party. In addition to the right of termination by Landlord set forth in this Paragraph 14 by reason of Tenant's default, Landlord also may terminate this Agreement: (i) in the event of damage or destruction or condemnation which results in the Building not being reconstructed to substantially the same condition as existed prior to the damage destruction or condemnation, at Landlord's sole election; or (ii) in the event Landlord

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elects to redevelop the Landlord's Building and as a consequence the Building is to be demolished or substantially altered; provided that Tenant shall be provided a first right of refusal to relocate Tenant's Equipment in the new or reconstructed building.

      15. ASSIGNMENT. Tenant shall not assign or transfer any rights granted hereunder with respect to the Equipment or the Equipment Space.

      16. PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon the Equipment and all other personal property of Tenant located in the Equipment Space and/or in the Building. In the event any or all of Tenant's Equipment or other personal property shall be assessed and taxed with property of Landlord its share of such taxes within ten
(10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.

      17. ESTOPPEL CERTIFICATE; SUBORDINATION AND ATTORNMENT. The provisions of Article 17 of the Lease, concerning a tenant statement or estoppel, and the provisions of Article 18 of the Lease, concerning subordination and attornment, all shall apply to this Amendment No. 1, with necessary changes to refer to the subject matter of this Amendment No. 1 instead of the subject matter of the Lease, and with the word Landlord meaning Landlord herein and Tenant meaning Tenant herein.

      18.   COUNTERPARTS

      This Amendment No. 1 may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment No. 1.

      19.   AUTHORITY

      Each individual executing this Amendment No. 1 represents that he or she is duly authorized to execute and deliver this Amendment No. 1 and that this Amendment No. 1 is binding upon each of the respective parties in accordance with its terms.

      20.   COMPLIANCE WITH LAWS/RULES AND REGULATIONS

      Tenant's use of the Equipment Space as set forth herein shall be subject to all applicable laws and to such reasonable rules and regulations as Landlord may promulgate. In no event shall Tenant be permitted to utilize the Equipment Space (or any other area of the Premises) in any manner which impairs or may impair the character, reputation or image of the Project, Building or the Premises or which causes or may cause a nuisance or annoyance to Licensor or the occupants, visitors, or employees of the Project.

      21.   MISCELLANEOUS

      Words used herein which are defined in the Lease shall have the same meaning when used in this Amendment No. 1. Any Exhibits attached hereto are by this reference incorporated herein. Landlord and Tenant each hereby acknowledge that to their best information and belief no default exists under the provisions of the Lease. Except as herein and/or previously amended the Lease is hereby ratified, affirmed and approved and shall continue to apply in full force and effect.

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first herein above written.

KILROY REALTY, L.P.,                          ENCORE SOFTWARE, INC.,
A Delaware Limited Partnership                A Minnesota Corporation

By: KILROY REALTY CORPORATION,                By: _________________________
A Maryland Corporation
General Partner                               Title: ______________________

      By: ___________________________         By: _________________________

      Title: ________________________         Title: ______________________

      By: ___________________________                      "TENANT"

      Title: ________________________

                  "LANDLORD"


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